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                                                                   EXHIBIT 10.21





Development Agreement, dated August 28, 1996, between Registrant and the City of Moorpark.
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                                                                New file 114.737


                                        96-124171       Rec Fee         .00
                                                        A.R.            .00
Recording Requested By
and When Recorded Return To:            Recorded
                                     Official Records
CITY CLERK                             County of
CITY OF MOORPARK                        Ventura
799 Moorpark Avenue                  Richard D. Dean
Moorpark, California 93021              Recorder
                                     8:02am 10-Sep-96     MOOR      CQ   36

                                     EXEMPT FROM RECORDER'S FEES
                                     Pursuant to Government Code
                                     Section 6103
----------------------------------------------------------------

                                                *photocopy of document
                                                also located in
                                                Recorded Doc file #929
                                                              ref #351




                             DEVELOPMENT AGREEMENT
                                 BY AND BETWEEN
                              THE CITY OF MOORPARK
                                      AND
                         SPECIAL DEVICES, INCORPORATED





                THIS AGREEMENT SHALL BE RECORDED WITHIN TEN DAYS
                 OF EXECUTION BY ALL PARTIES HERETO PURSUANT TO
              THE REQUIREMENTS OF GOVERNMENT CODE SECTION 63868.5




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                             DEVELOPMENT AGREEMENT


         This Development Agreement ("Agreement") is made this 28th day of August, 1996, by and between the CITY OF MOORPARK, a municipal corporation, ("City") and SPECIAL DEVICES, INCORPORATED, a Delaware corporation, ("Developer"). In consideration of the mutual covenants and agreements contained in this Agreement, City and Developer agree as follows;

1. Recitals. This Agreement is made with respect to the following facts and for the following purposes, each of which is acknowledged as true and correct by the parties:

         A. Pursuant to Government Code Section 65864 et. seq. and Ordinance No. 59 of City, City is authorized to enter into binding contractual agreements with any person having legal or equitable interest in real property for the development of such property in order to establish certainty in the development process.

         B. Developer is in escrow to purchase in fee simple certain real property in, and contiguous to, the City of Moorpark, as more specifically described by the legal description set forth in Exhibit A-1, and owns in fee simple certain real property in the City of Moorpark, as more specifically described by the legal description set forth in Exhibit A-2, collectively "the Property". The exhibits are attached hereto and incorporated herein by this reference.

         C. Upon application of Developer, City has approved General Plan Amendment No. 95-1, Zone Change No. 95-3 and Vesting Tentative Tract Map (VTTM) No. 5004 for the Property (collectively "the Property Approvals"). In addition and upon application of Developer, City has approved Industrial Planned Development Permit ("IPD") No. 95-2 for a portion of the Property. The approval of the Property Approvals and IPD No. 95-2 is subject to a mitigation monitoring program that was approved by City on the date first above written ("the Mitigation Monitoring Program"). Implementation of IPD No. 95-2 is referred to herein as the Project. Collectively, the Property Approvals, IPD No. 95-2, and the Mitigation Monitoring Program are referred to as "the Entitlements".

         D. By this Agreement, City desires to obtain the binding agreement of Developer to develop the Property in accordance with this Agreement and the Entitlements. In consideration thereof, City agrees to limit the future exercise of certain of its governmental and proprietary powers to the extent specified in this Agreement.





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         E.      By this Agreement, Developer desires to obtain the binding agreement of City to permit the development of the Property, if developed at all, in accordance with this Agreement and the Entitlements. In consideration thereof, Developer agrees to waive its rights to legally challenge the limitations and exactions imposed upon the development of the Property pursuant to the Entitlements and to provide the public benefits specified in this Agreement.

         F. City and Developer each acknowledges and agrees that the consideration that is to be exchanged pursuant to this Agreement is fair, just and reasonable. The parties further acknowledge and agree that this Agreement is consistent with the General Plan of City as amended by General Plan Amendment NO. 95-1.

         G. On August 12, 1996, the Planning Commission of City held a duly noticed public bearing on this Agreement and recommended approval of the same.

         H. On August 21, the City Council of City ("the City Council") held a duly noticed public hearing on this Agreement, and by Ordinance No. 220 ("the Enabling Ordinance") approved the same.

         I. City and Developer acknowledge and agree that there may be conflicts and inconsistencies between the provisions of this Agreement and the provisions of the Property Approvals or IPD No. 95-2 and that in the event of any such conflict or inconsistency it is the intention and agreement of City and Developer that the provisions of this Agreement shall control and shall take precedence over and supersede the provisions of the Property Approvals and IPD No. 95-2 to the extent of such conflict or inconsistency.

         2. Binding Effect. The burdens of this Agreement are binding upon, and the benefits of the Agreement inure to the benefit of, the parties and their successors in interest and constitute covenants which run with the Property. Whenever the terms "City" and "Developer" are used herein, such terms shall include any successors in interest to the parties.

         3. Development of the Property. The following provisions shall govern the subdivision, development and use of the Property:

                 (a) Permitted Uses. The permitted and conditionally permitted uses of that portion of Lot 3 of VTTM No. 5004 that is subject to IPD No. 95-2 shall be limited to those set forth in said IPD. The permitted and conditionally permitted uses of the remainder of Lot 3 and the Project if IDP-95-2 is not use inaugurated within three (3) years of Project approval, shall be those permitted and conditionally permitted uses





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         Subject to application and processing of an Industrial Planned
Development Permit as follows:

(1) Manufacturing industries which are completely contained within a wholly enclosed building.

         (1)(a)  Apparel and related products

         (1)(b)  Drugs, pharmaceuticals, perfumes, cosmetics and the like

         (1)(c) Electrical and electronic machinery, equipment and supplies including batteries, household appliances, and transmission and distribution equipment, and industrial apparatus

         (1)(d) Food and related products including bakery products but excluding alcoholic beverages, sugar refining and slaughtering

         (1)(e)  Furniture and related fixtures

         (1)(f)  Instruments for measuring, analyzing and controlling

         (1)(g)  Jewelry, silverware and plated ware

         (1)(h) Leather and leather products including tanning, curing and finishing of hides and skins

         (1)(I) Lumber and wood products and processes including cabinet work, plywood, particleboard and veneer manufacture; and wood preserving

         (1)(j)  Machinery, including office, computing and Accounting machines

         (1)(k)  Metal products, fabricated

         (1)(1) Machine shops, plating, polishing, anodizing, engraving and related operations

         (1)(m)  Musical instruments, including pianos and organs

         (1)(n)  Pens, pencils and other office and artists materials

         (1)(o)  Personal goods

         (1)(p) Photographic, medical and optical goods, and watches and clocks

         (1)(g)  Printing, publishing and related industries

         (1)(r) Rubber and plastics products including tire retreading and recapping

         (1)(s)  Stone, clay and glass products

         (1)(t)  Products fabricated from cement, concrete and plaster

         (1)(u) Glass and glassware, pressed and blown, including flat glass and glass products, made of purchased glass

         (1)(v)  Toys and amusement, sporting and athletic goods

         (1)(w) Transportation equipment, motorcycles, bicycles and related parts

(2) Offices: business, professional and administrative, except health and veterinary





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(3)      Lumber and building materials sales yards

         The permitted and conditionally Permitted uses of the remainder of the Property shall be limited to those that are allowed by the conservation easement described in subsection (C) of Section 6 hereof for Lot A and by subsection (k) of Section 6 hereof for Lot 1 and Lot 2.

                 (b) Development Standards. All design and development standards, including but not limited to density or intensity of use, maximum height and size of buildings, that are applicable to the Property are set forth in Section 5 hereof.

                 (c) Reservations and Dedications. All reservations and dedications of land for public purposes that are applicable to the Property are set forth in (I) VTTM No. 5004 and (ii) Section 6 hereof.

                 (d) Modification and Extension of IPD No. 95-2. Throughout the term of this Agreement, Developer shall have the right, at its election and without risk to any right that is vested in it pursuant to this Agreement, to apply to City for minor modifications to IPD No. 95-2. The approval or conditional approval of any such minor modification shall not require an amendment to this Agreement, provided that, in addition to any other findings that may be required in order to approve or conditionally approve the minor modification, a finding is made that the modification is consistent with this Agreement.

         It is understood by the parties that IPD No. 95-2 may not remain valid for the term of this Agreement. Accordingly, throughout the term of this Agreement, Developer shall have the right, at its election, to apply for a time extension before IPD No. 95-2 expires or for a new permit after IPD No. 95-2 has expired.

4.       Intentionally Deleted.

5.       Vesting of Development Rights.

                 (a) All construction on the Property shall adhere to the Uniform Building Code, including the Fire Resistive Design Manual, National Electrical Code, Uniform Plumbing Code, Uniform Mechanical Code, Uniform Housing Code, Uniform Code for the Abatement of Dangerous Buildings, Uniform Code for Building Conservation and Uniform Administrative Code (" the Building Codes") most recently adopted by City and in effect at the time a plan check or permit is required.

                 (b) The portion of the Property that is subject to IPD No. 95-2 shall be developed in accordance therewith and with VTTM





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No. 5004, the Mitigation monitoring Program and this Agreement.  Any item not otherwise addressed in said permit, map or program or this Agreement shall be governed by the applicable provisions of the Moorpark Municipal Code or other City ordinance, rule, regulation, or policy as most recently adopted by city and in effect at the time that Developer's submittal is received by City.

                 Any minor modification to, or time extension of, IPD No. 95-2 and any time extension of VTTM No. 5004 shall be on the basis of the ordinances, rules, regulations, and policies as most recently adopted by City and in effect at the time the request for the minor modification or extension is received by city.

                 The following shall be prepared consistent with the ordinances, rules, regulations, and policies as most recently adopted by City or other applicable agency and in effect at the time they are submitted to City for review and approval;

                 Erosion and Sediment Control Plan (Condition Nos. 97, 99 and 100 of VTTM No. 5004);

                 Master Drainage and Flood Control Improvement Plan ("FCIP") (Condition No. 104 of VTTM No. 5004); and

                 Bank Protection Plan ("BPP") (Condition No. 105 of VTTM No. 5004 and Condition No. 107 of IPD No. 95-2).

                 (c) All developable portions of the Property not subject to IPD No. 95-2 shall be developed in accordance with VTTM No. 5004, the Mitigation Monitoring Program, this Agreement and the applicable provisions of the Moorpark Municipal Code or other city ordinance, rule, regulation, or policy as most recently adopted by City and in effect at the time that Developer's submittal is received by City. This subsection does not limit the provisions of subsection (a) of Section 3 relative to the permitted and conditionally permitted uses of the Property.

                 6.       Developer Agreements

                 (a) The terms and conditions for the payments required by subdivisions (l) and (m) of this Section shall be those contained in a promissory note in the form of Exhibit B ("the Promissory Note"), which shall be secured by a deed of trust and rider to deed of trust in the form of Exhibit C ("the Deed of Trust") , both of which are attached to this Agreement and by this reference are incorporated herein. Developer shall execute the Promissory Note and the Deed of Trust and shall cause the Deed of Trust to be recorded within seven (7) days after it takes fee title to the Property.





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                 Developer acknowledges that City may, at its Option, record a request for notice under Civil Code Section 2924b in accordance with the provisions thereof.

                 (b) Developer shall grant, in a form acceptable to City, a conservation easement to retain Lot A of VTTM No. 5004 in a predominantly open space condition consistent with Civil Code Section 815 et seq. except for the following purposes: temporary construction (including temporary pumping needed for dewatering as part of any approved grading operations for VTTM No. 5004 and IPD No. 95-2), landscape maintenance of manufactured slope areas, vegetation clearance within two hundred (200) feet of any structure for fire hazard reduction, revegetation and biological habitat enhancement required by City consistent with the Mitigation Monitoring Program, drainage conveyance, and emergency access from Lot 3 of VTTM No. 5004 to State Route ("SR") 23/New Los Angeles Avenue entrance/exit ramps and roads at the sole discretion of the City Council. No excavation, drilling, extraction, pumping (excluding such pumping as may be needed for dewatering as part of approved grading operations), mining, or similar activity shall be allowed in any portion of the Property zoned Open Space. The limitations and exclusions described in this subsection shall be included in the conservation easement. The foregoing does not restrict the extraction of subsurface mineral resources by drilling from off the Property so long as the drilling apparatus and equipment are screened from view from all points within the City. Further, if the drilling site is not within the City, Developer agrees that before proceeding with any drilling it shall secure a use permit from the City which may include conditions ordinarily placed upon drilling operations. Further, noise impacts from the drilling shall meet the same noise standards as placed on IPD 95-2 and there shall be no visible evidence or impacts on the ground surface of Lot A.

                 The conservation easement shall be recorded concurrently with the recordation of the final subdivision map for VTTM No. 5004, execution of the early grading agreement by the City Manager, or recordation of this Agreement, whichever occurs first.

                 (c) On or before the effective date of this Agreement, Developer shall pay all outstanding City processing and environmental impact report costs related to VTTM No. 5004, IPD No. 95-2, GPA 95-1, and Zone Change No. 95-3 and for preparation of this Agreement.

                 (d) Developer shall diligently process, at its sole cost and expense, an application for annexation of the approximate 56.84 acres of Lot A of VTTM No. 5004, which acreage is currently not in the City, to the City, so that a LAFCO decision is rendered prior to October 1, 1997. The completed application shall be submitted to City and LAFCO within six (6) months after approval of this Agreement.





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                 (e)      Developer shall make an irrevocable offer of
dedication to City for public street purposes of that portion of Lot 3 of VTTM No. 5004 containing the private road prior to approval of the final map for VTTM No. 5004. Said private road shall be built to City standards for an industrial collector street, except that the width of the street and the sidewalk requirements shall conform to the requirements of the conditions of approval of VTTM No. 5004 and IPD No. 95-2. Concurrently with the aforementioned offer of dedication, Developer shall make an irrevocable offer of dedication to City of (I) the area between the right-of-way of the private road and the sight distance lines at the offramp intersection and (ii) slope easements for road maintenance purposes along the private road where the top of cut plus 5 feet or the toe of fill plus 5 feet is beyond the area offered for dedication of right-of-way for public street purposes. Said slope easements shall include the area covered by the cut slope plus 5 feet and fill slope plus 5 feet.

                 (f) Developer shall annex all of the property within VTTM No. 5004 that is within the City to Ventura County Waterworks District No. 1 ("the District") prior to occupancy of the first building within the Project or approval of the final map for VTTM No. 5004, whichever occurs first. Developer shall annex the approximate 56.84 acres of Lot A of VTTM No. 5004 that is not within the City to the District only if such annexation occurs concurrently with the annexation of said property to the City. In the event that LAFCO denies annexation of the approximate 56.84 acres to the City, Developer shall withdraw its consent to the annexation of said acres to the District and shall take all other actions reasonable necessary to prevent the annexation to the District.

                 (g) Developer agrees to not oppose creation of a redevelopment project area (as defined by applicable State law) encompassing any part of the Property provided that the project area is consistent with the rights of Developer under this Agreement.

                 (h) Developer agrees to dedicate Lot 4 and Lot D, as described in Condition No. 16 of VTTM No. 5004, in fee simple interest to City concurrently with the recordation of the final map for VTTM Map No. 5004. These lots are to be used for public benefit as determined by City in it's sole discretion.

                 (i) Developer agrees not to request any concession, waiver, modification or reduction of any fee, regulation, requirement, policy or standard condition for development of Lots 1 and 2 of VTTM No. 5004, and further agrees to pay all fees imposed by City for future buildings, so long as said fees are also imposed in a similar manner on similar projects.





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                 (j)      Developer agrees that the modifications to Caltrans
rights-of-way adjacent to the Property, including but not limited to reconfiguration of certain freeway entrance/exit ramps (SR 23 interchanges) and signalization of SR 23 interchanges with New Los Angeles Avenue, shall be completed within twelve (12) months of the first occupancy of a building on the Property and that the bid award for construction shall occur prior to first occupancy.

                 (k) Developer agrees that the maximum building square footage for Lot 1 of VTTM No. 5004 shall not exceed 132,183 and for Lot 2 of VTTM No. 5004 shall not exceed 37,200, and further agrees that the permitted and conditionally permitted uses of Lots 1 and 2 shall be limited to (i) shopping centers, (ii) hotels and motels, (iii) bars, taverns and night clubs but only in conjunction with a hotel or motel use, (iv) conference centers and convention centers, (v) hospitals, (vi) retail pharmacies for prescription pharmaceutical only, (vii) restaurants, cafes and cafeterias, (viii) retail trades, only within a building and (ix) motor vehicle, mobile home, recreational vehicle and boat dealers and for Lot 2 only, automobile service station including a mini mart.

                 (1) Developer agrees to pay City in accordance with the provisions of this subsection if, for any reason, Developer does not employ the number of full-time employees required by this subsection at the Project facilities described in IPD No. 95-2.

                 The number of full-time employees employed at the Project facilities on the date of initial occupancy is hereinafter referred to as the Initial Number. Initial occupancy shall mean the last day of the month in which the first certificate of occupancy for the Project facilities is issued plus sixty (60) calendar days. As of the first anniversary of the initial occupancy, the number of full-time employees employed at the Project facilities shall be not less than the Initial Number plus the First Year Number. The "First Year Number" shall mean the Initial Number plus seventy-five, provided that if the Initial Number is reduced during the first year by the attrition of employees who were employed full-time at the Project facilities at initial occupancy ("original employees) and their positions are refilled by the hiring of new full-time employees prior to the first anniversary of the Project facilities ("new employees"), the 75 shall be reduced by the number of new employees. (e.g., if there were 490 full-time employees at initial occupancy and 30 new full-time employees were hired prior to the first anniversary of the Project facilities to replace 30 of the original full-time employees, the First Year Number is 490 plus 75 minus 30 for a total of 535 full-time employees.)
As of the second anniversary of the initial occupancy, the number of full-time employees employed at the Project facilities shall be not less than the First Year Number plus 75 ("the Second Year Number"). As of the third anniversary of the initial occupancy, the number of full-time employees employed at the Project facilities shall be not less than the First Year Number plus 150 ("the Third Year Number").





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Each of the three (3) years that the minimum number of full-time employees specified above are not employed at the Project facilities, Developer shall pay City the sum of Twenty-Five Thousand Dollars ($25,000.00) within sixty (60) days after the applicable anniversary date of the Project facilities.

                 In the event that the Initial Number is less than 490, the Third Year Number shall be increased by the difference between the Initial Number and 490 ("the Additional Number") up to a cap of 100. (E.g. if the Initial Number is 380 then using the example from above the First Year Number is 425 (380 plus 75 minus 30) and so the Third Year Number of 575 (425 plus
150) shall be increased by the Additional Number of 100 for a total of 675 full-time employees.) within sixty (60) days after the third anniversary of the Project facilities, Developer shall pay City Three Hundred Thirty Three Dollars ($333) for each of the Additional Number of full-time employees that are not employed at the Project facilities as of the third anniversary thereof. (E.g., using the example from above, Developer shall pay City $33,300 ($333 times 100.)

                 Upon City's request, Developer shall provide City with access, during normal business hours and at the Project facilities, to payroll and related records necessary to determine if Developer is in compliance with the full-time employee requirements of this subsection and subsection (m) of this Section.

                 In the event one or more payments are made by Developer pursuant to subsection (m) of this Section, then the provisions of this subsection shall not apply. Developer shall not be in material breach of this subsection unless it fails to make timely payment of any payment due pursuant to this subsection.

                 (m) Developer agrees that if, for any reason, it does not build the Project described in IPD No. 95-2 and any City approved minor modification thereto and relocate the Los Angeles County operations of Special Devices, Incorporated to the Project facilities within three (3) years after the effective date of this Agreement, Developer shall pay City the sum of Four Hundred Ninety-Two Thousand, Three Hundred and Fifty-One Dollars ($492,351.00) plus Seventy-Five Thousand Dollars ($75,000.00) per year for four (4) consecutive years.

         The $492,351.00 shall be payable in the amounts and at the times as follows:

                 (1) At any time any part of Lot 1 or Lot 2 of VTTM No. 5004 is sold or leased to a third party (except for month to month leases), Developer shall pay City $246,175.00, Payment is due upon close of escrow of the sale or upon execution of the lease or the third (3rd) anniversary of the effective date of this Agreement, whichever is later.





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                 (2)      At any time Lot 3 of VTTX NO. 5004 is sold or leased
         to a third party (except for month to month leases) and No. 1, above, has occurred, Developer shall pay City $246,176.00; however, if No. 1, above, has not occurred or if No. 1 above has occurred prior to the third (3rd) anniversary of the effective date of this Agreement, then Developer shall pay City $492,351.00. Payment is due upon close of escrow of the sale or upon execution of the lease.

                 (3) At any time a final map for any subsequent subdivision of Lot 3 of VTTM No. 5004 is approved and No. 1, above, has occurred, Developer shall pay City $246,176.00; however, if No. 1, above, has not occurred then Developer shall pay City $492,351.00. Payment is due prior to the recordation of said final map.

                 (4) On the tenth (10th) anniversary of the effective date of this Agreement, Developer shall pay City any portion of the $492,351.00 not previously paid to City pursuant to Nos. 1, 2 and 3 above.

                 The four (4) $75,000.00 payments totaling $300,000.00 shall be paid beginning on the fourth (4) anniversary of the effective date of this Agreement. In the event Developer relocates to the Project facilities after the third anniversary of the effective date of this Agreement, no further payment of the aforementioned Three Hundred Thousand Dollars ($300,000.00) shall be due and owing, except that the annual amount that would otherwise have been due and payable on the next succeeding anniversary date shall be prorated as of the date of initial occupancy of the Project facilities and shall be paid to City on the date of initial occupancy. (E.g., if such relocation occurs three (3) months after the fourth anniversary, then Developer would have paid Seventy Five Thousand Dollars ($75,000.00) on the fourth anniversary and would pay Eighteen Thousand Seven Hundred Fifty Dollars ($18,750.00) on the date of initial occupancy. The remaining Two Hundred Six Thousand, Two Hundred and Fifty Dollars ($206,250.00) would not be owed by Developer.)

                 Developer shall not be in material breach of this subsection unless it fails to make timely payment of any payment due pursuant to this subsection.

                 (n) Developer agrees to pay for City costs at the applicable rates then in effect for review and plan check monitoring and inspection of work performed by consultants retained by Developer and City pursuant to subsection (p) of Section 7 hereof.





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                 7.       City Agreements.

                 (a) The Property shall be exempt from the provisions of Chapter 17.38 (Hillside Management) of the Moorpark Municipal Code.

                 (b) The Property shall be exempt from any growth management ordinance that is adopted by the City Council or by initiative of the electorate.

                 (c) If requested in writing by Developer and limited to City's legal authority, City shall proceed to acquire, at Developer's sole cost and expense, easements or fee title to land in which Developer does not have title or interest in order to allow construction of public improvements required of Developer. The process shall generally follow Government Code
Section 66457 et seq. and shall include the obligation of Developer to enter into an agreement with City, guaranteed by cash deposits and other security as the City may require, to pay all City costs including but not limited to, acquisition of the interest, attorney fees, appraisal fees, engineering fees, and City overhead expenses of fifteen percent (15%) on all out-of-pocket costs and City staff costs.

                 (d) City shall use its best efforts to process plan checking and early grading agreement for the Project in an expedited manner.

                 (e) The City Manager is authorized to sign an early grading agreement on behalf of City to allow rough grading of the Project prior to City Council approval of the final map for VTTM No. 5004. Said early grading agreement shall be consistent with the conditions of the Entitlements and contingent on City Engineer and Director of Community Development acceptance of a Performance Bond in a form and amount satisfactory to them to guarantee (i) implementation of the erosion control plan and completion of the rough grading, (ii) construction of the private street and secondary access and all related improvements including landscaping, (iii) construction of SR 23 interchanges with New Los Angeles Avenue improvements, including signalization,
(iv) construction of water line and sewer line extensions, (v) construction of all required drainage improvements and (vi) implementation and maintenance of habitat restoration as required by the mitigation Monitoring Program. In the event that Developer fails to comply with any provision of the early grading agreement, the City Council may by resolution declare the surety forfeited; provided, however, the City Council shall not declare any such forfeiture, unless the City Manager has given Developer ten (10) days prior written notice of such failure and Developer has failed to cure the failure within the ten day period if the failure is capable of cure within such ten day period or has failed to commence the cure within the ten day period and diligently prosecute the same to completion if the failure is not capable of cure with such ten day period.





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                 (f)      The fees for the Los Angeles Avenue Area of
Contribution ("the AOC fees") for the Project are set at One Hundred Thirty one Thousand Nine Hundred and Twelve Dollars ($131,912.00) (8.5 acres at $15,519,00 per acre) for up to One Hundred Thirty Two Thousand (132,000) square feet of building. The Project AOC fees shall not be required to be paid by Developer until the time of issuance of a zone clearance for the first building permit for the Project or approval of the final map for VTTM No. 5004, whichever occurs first. For any other development of the developable portions of the Property, the AOC fees shall be the dollar amount in effect at the time of issuance of a zone clearance for the first building permit for the development or approval of the final map for any subdivision of the Property subsequent to the recordation of the final map for VTTM No. 5004, whichever occurs first.

                 (g) The Citywide Traffic Mitigation Fee shall not be required to be paid by Developer until the time of issuance of a zone clearance for the first building permit for each lot within the boundaries of the Property. The fee is fifty cents ($.50) per square foot of building. The fee shall be adjusted annually (commencing one year after approval of VTTM No.
5004) by any increase in the Consumer Price Index ("CPI") until paid in full. The CPI increase shall be determined by using the information provided by the U.S. Department of Labor, Bureau of Labor Statistics, for all urban consumers within the Los Angeles/Anaheim/Riverside metropolitan area during the prior year. The calculation shall be made using the month of January of each year.

                 (h) Except as otherwise provided in this Agreement, no fees, other than fees for plan checking, permits, processing and other services controlled by City, shall be required to be paid by Developer until the time of issuance of a zone clearance for the first building permit for each lot within the boundaries of the Property, unless the fee is otherwise due at a later time.

                 (i) Upon the effective date of this Agreement, the period required for use inauguration of IPD, No. 95-2 shall be extended from one (1) year to three (3) years.

                 (j) City agrees to accept Lots 4 and D as satisfaction of the requirements imposed by Condition No. 61 of VTTM No. 5004 and Condition No. 88 of IPD 95-2.

                 (k) The Project shall be exempt from the Art in Public Places fee.

                 (1) The Property shall be exempt from the landscape fee of five cents ($.05) per square foot for the Property given the large percentage of the site retained in natural open space.

                 (m) City agrees that the contribution requirements of Condition No. 127 of VTTM No. 5004 shall be satisfied upon completion of installation of the two traffic signals at the SR 23/New Los Angeles interchange to the satisfaction of City.

                 (n) City shall not require Developer to remove noxious plants from the Arroyo Simi.

                 (o) City agrees that, in implementation of Condition No. 26 of VTTM No. 5004, the City Engineer and Director of Community Development may jointly approve elevation changes, not to exceed five (5) feet, for the purpose of providing contour grading of the ridgeline.

                 (p) City agrees that, in implementation of Condition No. 25 of VTTM No. 5004 and Condition 37 of IPD No. 95-2 (Environmental Quality Assurance Program), VTTM Condition 47 and IPD Condition 77 (Habitat Restoration
Plan), VTTM Condition 48 and IPD Condition 78 (Oak Woodland Restoration and Reforestation Plan), VTTM Condition 56 and IPD Condition 83 (Mapping and preservation of two stands of Lyon's Pentachaeta), VTTM Conditions 62 and 63 and IPD Conditions 89 and 90 (Cultural Resource Monitoring Program), VTTM Condition 64 and IPD Condition 91 (Paleontological Mitigation Plan), VTTM Condition 104 (Master Drainage and Flood Control Improvement Plan), and VTTM Condition 105 (Bank Protection Plan), Developer may retain consultants as its independent contractors to prepare the required work. The consultants shall be as mutually agreed upon by City and Developer. Work required to be performed by the City Engineer, the City Attorney, City's designated geologist, City's designated geotechnical engineer, and public agencies not under the jurisdiction of City shall not be deemed consultants for purposes of this subsection. City further agrees to work with Developer to ensure the economical use of consultants. The City Manager is authorized, on behalf of the City, to approve the consultants and to do so for other conditions of approval when, in his sole discretion, such action is consistent with the intent of this section. When consultants are required to review work on behalf of City, the Developer may elect to have City retain one consultant under City direction to perform the work. In the event of such election, City shall not add its usual and ordinary administrative costs but shall charge Developer for all City staff time spent to administer the contract and review work. Such costs are in addition to the condition compliance fee and other related costs.

                 8. Supersession of Agreement by Change of Law. In the event that any state or federal law or regulation enacted after this Agreement becomes effective prevents or precludes compliance with any provision of the Agreement, such provision shall be deemed modified or suspended to comply with such state or federal law or regulation, as reasonably determined necessary by City.

                 9.       Demonstration of Good Faith Compliance.

                 In order to ascertain compliance by Developer with the provisions of this Agreement, the Agreement shall be reviewed annually in accordance with Ordinance No. 59 of City or any successor thereof then in effect. The failure of City to conduct any such annual review shall not in any manner constitute a default by City hereunder, diminish, impede, or abrogate the obligations of Developer hereunder or render this Agreement invalid or void.

                 10.      Breach by Developer.

                 Each of the following events shall be deemed a material breach of Developer's obligations under this Agreement:

                 (a) Developer practices, or attempts to practice, any fraud or deceit upon City.

                 (b) Developer becomes insolvent or proceedings in bankruptcy are instituted by or against Developer, or Developer is adjudged bankrupt or insolvent by any court, or a receiver or trustee in bankruptcy or a receiver of the Property is appointed in any suit or proceeding brought by or against Developer, or Developer makes an assignment for the benefit of creditors provided, however, Developer shall not be deemed in material breach pursuant to this subparagraph in the event the suit or proceeding is dismissed within ninety (90) days following the date of initiation thereof.

                 (c) Developer willfully violates any orders or rulings of any regulatory body having jurisdiction over Developer relative to the Property, provided that Developer may contest any such orders or rulings by appropriate proceedings conducted in good faith, in which case no breach of this Agreement shall be deemed to have occurred unless and until there is a final adjudication adverse to Developer.

                 (d) Developer fails to make any payments required under this Agreement; provided, however, Developer shall not be deemed in material breach of this subsection, unless City has given Developer ten (10) days prior written notice of such failure and Developer has failed to make payment within the ten day period.

                 (e) Developer materially breaches any of the other provisions of the Agreement and the same is not cured within the time set in a written notice of the breach from City to Developer, provided that if Developer cannot reasonably cure the breach within the time set forth in such notice, Developer fails to commence to cure such breach within the time set forth in such notice and diligently prosecute the cure to completion.

                 11. Mortgage Protection. Whenever City delivers any notice to Developer with respect to any breach by Developer, City shall at the same time deliver to each holder of record of any deed of trust on the Property (the "Financier") a copy of such notice, provided that the Financier has given prior written notice of its name and address to City and the notice makes specific reference to this section.

                 Each Financier that has given prior notice to City pursuant to this section shall have the right, at its option and insofar as the rights of City are concerned, to cure any such breach within fifteen (15) days after the receipt of the notice from City. If such breach cannot be cured within such time period, the Financier shall have such additional period as may be reasonably required to cure the same, provided that the Financier delivers written notice to City of its intention to cure and commences the cure within fifteen (15) days after receipt of the notice from city and thereafter diligently prosecutes the same to completion. The City shall not terminate this Agreement by reason of Developer's breach without allowing the Financier to cure the same as specified herein.

                 Notwithstanding any cure by Financier, this Agreement shall be binding and effective against the Financier and any owner of the Property, or any part thereof, whose title thereto is acquired by foreclosure, trustee sale or otherwise,

                 12. Estoppel Certificate. Either party may, at any time and from time to time, deliver written notice to the other party requesting that such party certify in writing that, to the knowledge of the certifying party, (i) this Agreement is in full force and effect and a binding obligation of the parties, (ii) this Agreement has not been amended, or if amended, the identify of each amendment, and (iii) the requesting party is not in breach of this Agreement, or if in breach, a description of each such breach. The party receiving a request hereunder shall execute and return such certificate within thirty (30) days following the receipt thereof. City acknowledges that a certificate hereunder may be relied upon by successors in interest to Developer and holders of record of deeds of trust on the Property.

                 13. Administration of Agreement. All decisions by City staff concerning the interpretation and administration of this Agreement and development of the Property in accordance herewith are appealable by Developer to the City Council, provided that any such appeal shall be filed with the City Clerk of City within ten (10) days after Developer is notified of the staff decision. The City Council shall render its decision to affirm, reverse or modify the staff decision within thirty (30) days after the appeal was filed. Developer shall not seek judicial review of any staff decision without first having exhausted its remedies pursuant to this section.

                 14. Amendment or Termination by Mutual Consent. In accordance with the provisions of Ordinance No. 59 of City or any successor thereof then in effect, this Agreement may be amended or terminated, in whole or in part, by mutual consent of City and Developer.

                 15. Indemnification. Developer shall indemnify, defend with counsel approved by City, and hold harmless City and its officers, employees and agents from and against any and all losses, liabilities, fines, penalties, costs, claims, demands, damages, injuries or judgments arising out of, or resulting in any way from, Developer's performance pursuant to this Agreement.

                 16. Time of Essence. Time is of the essence for each provision of this Agreement of which time is an element.

                 17. Term. This Agreement shall become effective on the date that the current legal owners of the Property agree to be bound by the provisions of this Agreement or on the date that Developer takes legal title to the Property, whichever occurs first, but in no event sooner than the date upon which the Enabling Ordinance becomes effective pursuant to Government Code
Section 36937.

                 The Agreement shall remain in effect for ten (10) years from its effective date.

                 The expiration of this Agreement shall not affect any right or duty arising independently from any Entitlement that is approved by City concurrently with, or subsequent to, the adoption of the Enabling Ordinance.

                 Upon the expiration of this Agreement, City and Developer agree to cooperate and execute any document reasonably requested by the other party to remove this Agreement from the public records as to the Property, or any portion thereof, to the extent permitted by applicable laws.

                 18. Notices. All notices given pursuant to this Agreement shall be in writing and shall be effective when personally delivered or upon the third (3rd) day after deposit in the United States mail, registered or certified, postage prepaid, return receipt requested, to the party at the address indicated below:

         To City:         City of Moorpark
                          799 Moorpark Avenue
                          Moorpark, CA 93021
                          Attn.  City Manager

         To Developer:    Special Devices, Incorporated
                          16830 Placerita Canyon Road
                          Newhall, CA 91321
                          Attn.  President

Either party may, from time to time, by written notice to the other, designate a different address which shall be substituted for the one above specified.

                 19. Entire Agreement. This Agreement contains the entire agreement between the parties regarding the subject matter hereof, and all prior agreements or understandings, oral or written, are hereby merged herein. This Agreement shall not be amended, except as expressly provided herein.

                 20. Waiver. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, whether or not similar; nor shall any such waiver constitute a continuing or subsequent waiver of the same provision. No waiver shall be binding, unless it is executed in writing by a duly authorized representative of the party against whom enforcement of the waiver is sought.

                 21. Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall be effective to the extent the remaining provisions are not rendered impractical to perform, taking into consideration the purposes of this Agreement.

                 22.      Relationship of the Parties.   The parties
acknowledge that, in entering into and performing under this Agreement, each is acting as an independent entity and not as an agent of the other in any respect. Nothing contained herein or in any document executed in connection herewith shall be construed as creating the relationship of partners, joint venturers or any other association of any kind or nature between City and Developer.

                 23. Constructive Notice and Acceptance. Every person who, now or hereafter, owns or acquires any right, title or interest in or to any portion of the Property is, and shall be, conclusively deemed to have consented and agreed to every provision contained herein, whether or not any reference to this Agreement is contained in the instrument by which such person acquired an interest in the Property.

                 24. No Third Party Beneficiaries. This Agreement is made and entered into for the sole benefit of the parties and their successors in interest. No other person shall have any right of action based upon any provision of this Agreement.

                 25. Recordation Agreement. This Agreement and any amendment or termination thereof shall be recorded in the official records of the County of Ventura by the City Clerk of City within the period required by Ordinance 59 of City or any successor thereof then in effect.

                 26. Cooperation Between the Parties. Each party shall execute and deliver to the other all such other and further instruments and documents as may be necessary to carry out the purposes of this Agreement.

                 27. Rules of Construction. The captions and headings of the various sections and subsections of this Agreement are for convenience of reference only, and they shall not constitute a part of this Agreement for any other purpose or affect the interpretation of the Agreement. Should any provision of this Agreement be found to be in conflict or inconsistent with any provision of the Property Approvals or IPD No. 95-2, the provisions of this Agreement shall control and shall take precedence over and supersede the provisions of the Property Approvals and IPD No. 95-2 to the extent of such conflict or inconsistency, Should any provision of the Promissory Note be found to be in conflict or inconsistent with any provision of this Agreement, the provisions of the Promissory Note shall control and shall take precedence over and supersede the provisions the Agreement to the extent of such conflict or inconsistency.

                 28. Joint Preparation. This Agreement shall be deemed to have been prepared jointly and equally by the parties, and it shall not be construed against either party on the ground that the party prepared the Agreement or caused it to be prepared.

                 29. Governing Law and Venue. This Agreement is made, entered into, and executed in the County of Ventura, California, and the laws of the State of California shall govern its interpretation and enforcement. Any action, suit or proceeding related to, or arising from, this Agreement shall be filed in the appropriate court having jurisdiction in the County of Ventura.

                 30. Attorneys' Fees. In the event any action, suit or proceeding is brought for the enforcement or declaration of any right or obligation pursuant to, or as a result of any alleged breach of, this Agreement, the prevailing party shall be entitled to its reasonable attorneys' fees and litigation expenses and costs, and any judgment, order or decree rendered in such action, suit or proceeding shall include an award thereof.

                 31. Counterparts. This Agreement has been executed in duplicate counterparts, each of which shall be deemed an original, but both of which constitute one and the same instrument.

                 IN WITNESS WHEREOF, the parties have each executed this Agreement of the date first written above.


                                          CITY OF MOORPARK

                                          By:  /s/ PAUL W. LAWRASON JR.
                                               ---------------------------------
                                               Paul W. Lawrason Jr.
                                               Mayor


                                          ATTEST

                                               /s/ LILLIAN M. HARE
                                          --------------------------------------
                                          Lillian M. Hare
                                          City Clerk


                                          SPECIAL DEVICES, INCORPORATED

                                          By:  /s/ THOMAS F. TREINEN
                                               ---------------------------------
                                               Thomas F. Treinen
                                               President


__________________________, hereby agrees this ____ day of ____________, 1996 to be bound by and perform under the provisions of this Agreement as if it were a party hereto.

                                          By:
                                               ---------------------------------
                                               Name
                                                    ----------------------------
                                               Title
                                                     ---------------------------

STATE OF CALIFORNIA       )
                          )       ss.
COUNTY OF VENTURA         )

         On August 28, 1996 before me Lillian E. Hare, City Clerk of the City of Moorpark, California, personally appeared Thomas F. Treinen, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity as President of Special Devices, Incorporated, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

         WITNESS my hand and official seal.

Signature    /s/ LILLIAN E. HARE                                    (Seal)
          -----------------------------------------

                                    MOORPARK
   799 Moorpark Avenue     Moorpark, California 93021          (805) 529-6864

                     PUBLIC AGENCY FORM OF ACKNOWLEDGEMENT

STATE OF CALIFORNIA)
COUNTY OF VENTURA ) ss.

On this 28th day of August, in the year 1996, before me Lillian E. Hare, City Clerk, personally appeared Paul W. Lawrason Jr., personally known to me to be the person who executed this instrument as the Mayor of the City of Moorpark, California and acknowledged to me that the City of Moorpark executed it.


                          Lillian E. Hare, City Clerk

                               LEGAL DESCRIPTION

                                  EXHIBIT A-1

That portion of Tract "M" of the Rancho Simi, partially in the City of Moorpark, County of Ventura, State of California, as per map re-entitled "Map of the Lands of Rancho Simi", being Subdivision Map No. 2 of Lands of the Simi Land and Water Company, made 1887 and 1888 by Stow and Powers, Surveyors, recorded in Book 3, Page 7 of Maps, in the office of the County Recorder of said County, described as follows:

That portion of the land described in deed recorded September 11, 1963 in Book 2390, Page 306, Official Records, in said County Recorder's Office, lying Northerly and Northwesterly of the following described lines:

Beginning at an angle point in the boundary of the above mentioned land, being the Southwest corner of Tract "I" and the Southerly terminus of that certain course in the boundary of said land designated in said deed as bearing South and having a length of 56 chains and considered for the purpose of this description as bearing South 00 degrees 00' 18" East; thence along said boundary, North 00 degrees 00' 18" West 610.00 feet to the true point of beginning; thence South 78 degrees 43'06" West 1536.87 feet; thence South 60 degrees 17' 07" West 2360.38 feet; thence South 72 degrees 15' 15" West 2646.01 feet to a Westerly boundary of said land, being an Easterly boundary of Moorpark Road.

EXCEPT that portion of said land lying Westerly of the Easterly line of the land described as Parcel 1A and also except that portion described as Parcel 1E, in the Final Order of Condemnation, recorded May 22, 1969 in Book 3492, Page 234, Official Records.

ALSO EXCEPT one half of 27/40ths interest of all oil and mineral rights below 500 feet from the surface, but without the right of surface entry, as reserved by Vivian Agoure Escallier, et al., in deed recorded September 11, 1963 in Book 2390, Page 306, of Official Records.

ALSO EXCEPT one half of 13/40ths interest of all oil and mineral rights, below 500 feet from the surface, but without the right of surface entry, as reserved by Peter Vail, as Guardian of the estate of Angele Agoure Vail, an incompetent person, in deed recorded October 17, 1963 in Book 2410, Page 561 of Official Records.

ALSO EXCEPT 25% of all minerals, coal, oil, petroleum, gas, asphaltum and kindred substances, now or hereafter in or under said land below a depth of 500 feet from the surface thereof, without the right of surface entry, as reserved in the deed dated December 13, 1966 from Milan Roven and Abraham Spiegel, recorded December 20, 1966 in Book 3081, Page 337, Official Records.

Prepared by South Bay Engineering Company


ROSS N. BOLTON

                               LEGAL DESCRIPTION

                                  EXHIBIT A-2

PARCEL 1

     That portion of Tract "M", Rancho Simi, as shown on map recorded in Book 3, page 7 of Maps, in the office of the County Recorder of said county as acquired by the State of California by Final Order of Condemnation, filed in Superior Court Case no. 50755, in and for said county, a certified copy of which was recorded May 22, 1969 in Book 3492, page 234 of Official Records in said office, described as follows:

     Beginning at the Southerly terminus of that certain course described in Parcel IA of said Condemnation as course "(31) S 18 degrees 20'04"E, 150.00 feet"; thence along the generally Easterly lines of said Parcel IA the following (6) six courses:

     (1)  course "(32)" S 22 degrees 23'08" E, 620.66 feet,
     (2)  course "(33)" N 53 degrees 37'53" E, 424.26 feet,
     (3)  course "(34)" S 24 degrees 25'28" E, 367.89 feet,
     (4)  course "(35)" S 51 degrees 37'53" E, 192.46 feet,
     (5)  course "(36)" S 7  degrees 47'37" E, 130.59 feet,
     (6)  course "(37)" S 30 degrees 11'43" W, 537.28 feet;

thence leaving said generally Easterly lines, N 0 degrees 24'36" W, 572.67 feet; thence N 27 degrees 44" 07"W, 322.87 feet; thence S 61 degrees 45" 26"W,
335.00 feet; thence N 19 degrees 02' 33"W, 1033.21 feet to the Southerly line of the Southern Pacific Railroad Company Right of Way, 100.00 feet wide as described in Book 77, page 370 of Deeds in said office; thence Easterly along said Southerly line N 75 degrees 42'14"E, 77.50 feet to the Northerly terminus of that certain course described in said Parcel 1A as course "(30) S 11 degrees 04'53 E, 186.29 feet"; thence along said courses (30) S 11 degrees 04'53"E,
186.29 feet and (31) S 18 degrees 20'04"E, 150.00 feet to the point of beginning.

     TOGETHER with the right of access over and across courses (30) through

(37) of said Parcel 1A, as well as the Easterly 120.00 feet of the above-described course of: S 61 degrees 45'26"W, 335.00 feet and the northerly
120.00 feet of the above-described course of N 27 degrees 44'07" W, 322.87 feet; also, for emergency vehicle use (only) the Northerly 50.00 feet of course (38) of said parcel 1A (N 17 degrees 01'41"W, 340.64 feet) and the Southerly 50.00 feet of the above-described course of: N 0 degrees 24'36"W, 572.67 feet.

     There shall be no other abutter's rights of access appurtenant to the above-described real property in and to the adjacent State Freeway.

PARCEL 2

     That portion of Tract "M", Rancho Simi, as shown on map recorded in Book 3, page 7 of Maps, in the office of the County Recorder of said county, as acquired by the State of California by Final Order of Condemnation, filed in Superior Court Case No. 50755, in and for said county, a certified copy of which was recorded May 22, 1969 in Book 3492, page 234 of Official Records in said office, described as follows:

     Beginning at the Westerly terminus of that certain course described in Parcel 1E of said Final Order of Condemnation as S 75 degrees 42'14"W, 570.68 feet; thence along said certain course N 75 degrees 42'14" E, 570.68 feet to a tangent curve concave Southwesterly and having a radius of 74.00 feet; thence Southeasterly along said curve through an angle of 78 degrees 21'50", an arc distance of 101.21 feet; thence tangent to said curve N 25 degrees 55'56"W,
90.00 feet; thence N 65 degrees 33'06"W, 142.39 feet; thence N 24 degrees 07'03" W, 135.80 feet to the Southerly line of the Southern Pacific Railroad Right of Way, 100.00 feet wide as shown in Book 77, page 370 of Deeds in said office; thence Westerly along said Southerly line S 75 degrees 42'14" W, 485.00 feet to the Northerly terminus of that certain course described in Parcel 1A of said Final Order of Condemnation as course "(30) S 11 degrees 04'53" E, 186.29 feet"; thence Southerly along said course (30) S 11 degrees 04'53" E, 186.29 feet; thence Southerly along course (31) of said Parcel 1A, S 18 degrees 20'04"E, 66.17 feet to the point of beginning.

PARCEL 3

     ALSO THE STATE OF CALIFORNIA, acting by and through its Director of Transportation, does hereby release and QUITCLAIM to the hereinabove named grantee, in the same manner of vesting as hereinabove set forth, all right, title and interest in and to all that real property described as Parcel 1F (slope easement), in said Final Order of Condemnation (State parcel 44485-6).

     SUBJECT TO THE EXCEPTION THEREFROM, of all oil, minerals, natural gas and other hydrocarbons by whatsoever name known, that may be within or under the herein conveyed parcels of land, and the rights thereto, together with certain other conditions, as excepted and reserved in Parcels 1A and 1E of the above mentioned Final Order of Condemnation.

Prepared by South Bay Engineering Company

ROSS N. BOLTON

                                   EXHIBIT B

                    PROMISSORY NOTE SECURED BY DEED OF TRUST

                                                     ______________, California

                                                         ________________, 1996

     For value received, SPECIAL DEVICES, INCORPORATED, a Delaware corporation, ("Developer") promises to pay to the CITY OF MOORPARK ("City"), or to order, at 799 Moorpark Avenue, Moorpark, California, or at such other place as City may from time to time designate by written notice to Developer, the principal amounts specified in Section 2 below. Said amounts shall be due and payable in lawful tender of the United States of America without setoff, deduction or counterclaim.

     1. Development Agreement. This Promissory Note (the "Note") is issued pursuant to that certain Development Agreement dated August 21, 1996, by and between City and Developer (the "Agreement"). The defined terms in this Note shall have the same meanings as in the Agreement. Any default under the Agreement shall constitute a default under this Note.

          2.   Principal Amounts, Terms of Payment, and Acceleration of
Payment.

          A. If, for any reason, Developer does not (i) build the Project facilities described in Industrial Development Permit ("IPD") No. 95-2 and any minor modification thereto that is approved by City and (ii) relocate the Los Angeles County operations of Special Devices, Incorporated to the Project facilities within three (3) years after the effective date of the Agreement, Developer shall pay City:

          (1) The sum of FOUR HUNDRED NINETY-TWO THOUSAND, THREE HUNDRED AND FIFTY-ONE DOLLARS ($492,351.00), which sum shall be due and payable in the amounts and at the times as follows:

          (a) At any time any part of Lot 1 or Lot 2 of Vesting Tract Map No. 5004 is sold or leased to a third party (except for month to month leases), Developer shall pay City $246,175.00. Payment is due upon close of escrow of the sale or upon execution of the lease or the third (3rd) anniversary of the effective date of this Agreement, whichever is later.

          (b) At any time Lot 3 of Vesting Tract Map No. 5004 is sold or leased to a third party (except for month to month leases) and (a) above has occurred, Developer shall pay City $246,176.00; however, if (a) above has not occurred or if (a) above has occurred prior to the third (3rd) anniversary of the effective date of this Agreement, then Developer shall pay City $492,351.00. Payment is due upon close of escrow of the sale or upon execution of the lease;

          (c) At any time a final map for any subsequent subdivision of Lot 3 of Vesting Tract Map No. 5004 is approved and (a) above has occurred, Developer shall pay City $246,176.00; however, if (a) above has not occurred then Developer shall pay City $492,351.00. Payment is due prior to the recordation of said final map;

          (d) On the tenth (10th) anniversary of the effective date of the Agreement, Developer shall pay City any portion of the $492,351.00 not previously paid to City pursuant to (a), (b) and (c) above; and

          (2) The sum of SEVENTY-FIVE THOUSAND DOLLARS ($75,000.00) per year for four consecutive years, for a total of Three Hundred Thousand Dollars. Payments shall begin on the fourth (4) anniversary of the effective date of the Agreement; provided, however, if Developer relocates to the Project facilities after the third anniversary of the effective date of the Agreement, no further payments of the aforementioned Three Hundred Thousand Dollars ($300,000.00) shall be due and owing, except that the annual amount that would otherwise have been due and payable on the next succeeding anniversary date shall be prorated as of the date of initial occupancy of the Project facilities and shall be paid to City on the date of initial occupancy. (E.g., if such relocation occurs three (3) months after the fourth anniversary, then Developer would have paid Seventy Five Thousand Dollars ($75,000.00) on the fourth anniversary and would pay Eighteen Thousand Seven Hundred Fifty Dollars ($18,750.00) on the date of initial occupancy. The remaining Two Hundred Six Thousand, Two Hundred and Fifty Dollars ($206,250.00) would not be owed by Developer.)

          B. If, for any reason, Developer does not employ the number of full-time employees required by this subparagraph at the Project facilities described in Industrial Development Permit ("IPD") No. 95-2 and has not made one or more payments to City pursuant to subparagraph A of this Paragraph, Developer pay city:

          (1) The sum of TWENTY-FIVE THOUSAND DOLLARS ($25,000.00) each of the three (3) years that the minimum number of full-time employees specified hereinbelow are not employed at the Project facilities, which sums shall be due and payable within

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
     sixty (60) days after the applicable anniversary of the Project facilities.

          The number of full-time employees employed at the Project facilities on the date of initial occupancy is hereinafter referred to as the Initial Number. Initial occupancy shall mean the last day of the month in which the first certificate of occupancy for the Project facilities is issued plus sixty (60) calendar days. As of the first anniversary of the initial occupancy, the number of full-time employees employed at the Project facilities shall be not less than the Initial Number plus the First Year Number. The "First Year Number" shall mean the Initial Number plus seventy-five, provided that if the Initial Number is reduced during the first year by the attrition of employees who were employed full-time at the Project facilities at initial occupancy ("original employees") and their positions are refilled by the hiring of new full-time employees prior to the first anniversary of the Project facilities ("new employees"), the 75 shall be reduced by the number of new employees. (E.g., if there were 490 full-time employees at initial occupancy and 30 new full-time employees were hired prior to the first anniversary of the Project facilities to replace 30 of the original full-time employees, the First Year Number is 490 plus 75 minus 30 for a total of 535 full-time employees.) As of the second anniversary of the initial occupancy, the number of full-time employees employed at the Project facilities shall be not less than the First Year Number plus 75 ("the Second Year Number").
     As of the third anniversary of the initial occupancy, the number of full-time employees employed at the Project facilities shall be not less than the First Year Number plus 150 ("the Third Year Number").

     and

          (2) The sum of THREE HUNDRED AND THIRTY-THREE DOLLARS ($333.00) times the Additional Number of full-time employees specified hereinbelow that are not employed at the Project facilities as of the third anniversary thereof, which sum shall be due and payable within sixty (60) days after the third anniversary of the Project facilities.

          In the event that the Initial Number, as defined in subparagraph B.(1) above, is less than 490, the Third Year Number, as defined in subparagraph B.(1) above, shall be increased by the difference between the Initial Number and 490 ("the Additional Number") up to a cap of 100. (E.g. if the Initial Number is 380 then using the example from subparagraph B.(1) above, the First Year Number is 425 (380 plus 75 minus 30) and so the Third Year Number of 575 (425 plus 150) shall be increased by the Additional Number of 100 for a total of 675 full-time employees.)

          C. Upon City's request, Developer shall provide City with access, during normal business hours and at the Project facilities, to payroll and related records necessary to determine if Developer is in compliance with the full-time employee requirements of subparagraph A and B of this Paragraph.

          D. Developer shall have the right to prepay all or part of the amounts specified in subparagraphs A and B of this Paragraph at any time or times.

          3. Acceleration on Default. If any part of any principal amount under this Note is not paid when due and remains unpaid after a date specified by a notice from City to Developer, or if any breach or default under this Note, the Agreement or the Deed of Trust described in Paragraph 6 hereof is not cured by a date specified in a notice to Developer from City, the entirety of the principal amounts outstanding shall at once become due and payable at the option of City. The date specified in any notice from City to Developer shall not be less than ten (10) days from the date such notice is deemed delivered pursuant to the provisions of Paragraph 11 hereof. City may exercise this option to accelerate during any breach or default by Developer regardless of any prior forbearance. Failure to exercise, or delay in exercising, this option shall not constitute a waiver of the right to exercise it for the breach or default or in the event of any subsequent breach or default.

          4.   Late Payment Charges and Default Rate.

          A. Developer acknowledges that late payments shall cause damage to City. Developer agrees to pay, for each payment not received by City within five (5) days after payment is due, a late charge of Two Hundred and Fifty Dollars and No Cents ($250.00). Acceptance of any late charge by City shall not constitute a waiver of the default with respect to the overdue amount, and it shall not prevent City from pursuing any of its other rights and remedies.

          B. In the event Developer fails to make any payment when due, interest shall accrue on said payment from the payment due date at the rate of ten percent (10%) per annum.

          C. In the event that any usury limitations apply to any payment pursuant to this Paragraph, the specified payment shall be reduced to the maximum amount permitted by law.

          5. Cost of Collection. Developer agrees to pay to City the following costs, expenses and attorneys' fees paid or incurred by City, or awarded by a court of competent jurisdiction: (i) the reasonable costs and expenses of collection or enforcement of, and reasonable attorneys' fees paid or incurred in connection with the collection or enforcement of, this Note or any part of it, whether or not suit is filed and (ii) costs of suit and reasonable attorneys' fees in an action to enforce payment of this Note or any part of it.

          6. Security for Note. The indebtedness evidenced by this Note is secured by a certain Dead of Trust with Assignment of Rents of even date herewith (the "Deed of Trust").

          7. Forbearance Not a Waiver. No delay or omission on the part of City in exercising any rights under this Note, the Deed of Trust or the Agreement on breach or default by Developer shall operate as a waiver of such right or any other right under this Note, the Deed of Trust or the Agreement for the same breach or default or for any other breach or default.

          8. Assignment by City. City shall have the right to sell, assign or otherwise transfer, in whole or in part, this Note, the Deed of Trust, and any other instrument evidencing or securing the indebtedness of this Note without the consent of Developer.

          9. No Assignment By Developer. Developer shall not have the right to assign this Note, in whole or in part, without the prior written consent of City.

          10. Time is of the Essence. Time is of the essence for each and every obligation under this Note.

          11. Notice. Any notice to be given pursuant to this Note shall be in writing, and all such notices, payments and any other document to be delivered shall be delivered by personal service or by deposit in the United States mail, certified or registered, return receipt requested, with postage prepaid, and addressed to the party for whom intended as follows:

               City of Moorpark
               799 Moorpark Avenue
               Moorpark, California 93021
               Attn: City Manager

               Special Devices, Incorporated
               16830 Placerita Canyon Road
               Newhall, CA 91321
               Attn: President

Notices, payments and other documents shall be deemed received upon receipt by personal service or upon the second (2nd) day after deposit in the United States mail. Either party may, from time to

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
time, by written notice to the other, designate a different address which shall be substituted for the one above specified.


                                          CITY OF MOORPARK

                                          By
                                               -------------------------------
                                               Paul W. Lawrason Jr.
                                               Mayor


                                          ATTEST

                                          ------------------------------------
                                          Lillian E. Hare
                                          City Clerk


                                          SPECIAL DEVICES, INCORPORATED

                                          By:
                                               -------------------------------
                                               Thomas F. Treinen
                                               President

                                   EXHIBIT C

                             RIDER TO DEED OF TRUST

     THIS RIDER TO DEED OF TRUST is attached to and incorporated by reference in that certain Deed of Trust with Assignment of Rents dated _______, 1996, by and between SPECIAL DEVICES, INCORPORATED, a Delaware corporation
("Trustor"),                      , a                  corporation ("Trustee"),
and CITY OF MOORPARK ("Beneficiary").

     Said Deed of Trust is hereby modified, and as modified is hereinafter referred to as "this Deed of Trust", in the following particulars only:

     1.1  Subordination to Loans

          A. This Deed of Trust shall be automatically subordinated to a deed of trust to be executed by Trustor to secure a loan (hereinafter referred to as "the Construction Loan") that is obtained by Trustor for the purpose of constructing the Project (as defined in that certain Development Agreement dated August 21, 1996 between Trustor and Beneficiary) on the property, provided that:

               (a) At the time of recordation of the deed of trust securing the Construction Loan, no unrescinded Notice of Default of this Deed of Trust appears of record and Trustor is not in default in the payment of any taxes or assessments affecting said property; and

               (b) The amount of the Construction Loan secured by the deed of trust does not exceed Eighteen Million Dollars ($18,000,000), the annual interest rate does not exceed the reference rate charged by the Bank of America or any successor bank to its best customers (which is not necessarily the lowest rate charged by the bank) plus ten (10) percentage points, the term is not more than sixty (60) months, and the loan origination fee does not exceed five (5) points.

          B. This Deed of Trust shall be automatically subordinated to a deed of trust to be executed by Trustor upon completion of the Project on the property to secure a loan that is obtained by Trustor to provide permanent financing for the purchase of the property and construction of the Project (hereinafter referred to as "the Take-out Loan"), provided that:

               (a) At the time of recordation of the deed of trust securing the Take-out Loan, no unrescinded Notice of Default of this Deed of Trust appears of record and Trustor is not in default in the payment of any taxes or assessments affecting said property;

               (b) The amount of the Take-out Loan secured by the deed of trust does not exceed the lesser of Eighteen Million Dollars ($18,000,000) or eighty percent (80%) of the then appraised value of Lot 3 of Vesting Tract Map. 5004, the annual interest rate does not exceed the reference rate charged by the Bank of America or any successor bank to its best customers (which is not necessarily the lowest rate charged by the bank) plus ten (10) percentage points, the term does not exceed thirty (30) years, the loan may be amortizing or payable interest only, at Trustor's option, and the loan origination fee does not exceed five (5) points; and

               (c) The amount of the Construction Loan is paid in full and the deed of trust securing the Construction Loan is fully reconveyed.

          1.2 Partial Release Following Recordation of Map. At any time after the recordation of the final map for Vesting Tract No. 5004 in the office of the County Recorder of the County of Ventura (the "Final Map"), Beneficiary shall cause Trustor to, and Trustee shall, release all of the Property, except Lot 3 as designated on the Final Map ("Lot 3"), from the lien or charge of this Deed of Trust under the following terms and conditions:

(a) Trustor shall submit a written request for the release of all of the Property, except Lot 3, from the lien or charge of this Deed of Trust;

               (b) No release shall be granted at any time that Trustor is in default under the promissory note of even date herewith, in the event that an unrescinded Notice of Default appears of record; and

               (c) Trustor shall pay to Trustee the costs of executing and recording any documents needed to release all of the Property, except Lot 3, from the lien or charge of this Deed of Trust.

     1.3 Further Assurances. Beneficiary shall promptly, and in any event within five (5) days following the written request of Trustor, execute such subordination and release documentation and such other and further documents as Trustor or Trustor's Lender may require, in recordable form, to release any portion of the Property from this Deed of Trust or to subordinate the lien of this Deed of Trust to the lien of the deed of trust to which this Deed of Trust is subordinated or to which Beneficiary has agreed to make this Deed of Trust subordinate hereby. Any subordination documentation that is consistent with then prevailing industry practice for major commercial lenders and not incompatible with the provisions of this paragraph shall be deemed reasonable.

     1.4 Severability. If any provision of this Deed of Trust or the application hereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder hereof and the application hereof to other persons or circumstances shall not be effected thereby and shall be enforced to the extent permitted by law.

     1.5 Attorneys' Fees. In the event any action, suit or other legal proceeding is brought for the enforcement of, or the declaration of, any right or obligation pursuant to this Deed of Trust or as a result of any alleged breach of any provision of this Deed of Trust, the prevailing party shall be entitled to recover its costs and expenses, including reasonable attorneys' fees, from the losing party, and any judgment or decree rendered in such a proceeding shall include an award thereof. In the event of nonjudicial foreclosure of this Deed of Trust, Beneficiary shall be entitled to recover its costs and expenses, including reasonable attorneys (sic) fees, from the losing party, and any judgment or decree rendered in such a proceeding shall include an award thereof. In the event of nonjudicial foreclosure of this Deed of Trust, Beneficiary shall be entitled to recover its reasonable attorney's fees and costs, which shall be deemed secured by this Deed of trust, from proceeds of the sale or as a condition to reinstatement of this Deed of Trust.

     1.6 Conflict. In the event of any conflict between the terms of this Rider to Deed of Trust and the Deed of Trust to which this Rider is attached, the terms of this Rider shall control.

                                          CITY OF MOORPARK

                                          By:
                                               -------------------------------
                                               Paul W. Lawrason Jr.
                                               Mayor

                                          ATTEST

                                          ------------------------------------
                                          Lillian M. Hare
                                          City Clerk

                                          SPECIAL DEVICES, INCORPORATED

                                          By:
                                               -------------------------------
                                               Thomas F. Treinen
                                               President